UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

BrandywineGLOBAL– Global Income Opportunities Fund Inc.	Western Asset High Income Fund II Inc.
Western Asset Corporate Loan Fund Inc.	Western Asset High Income Opportunity Fund Inc.
Western Asset Global High Income Fund Inc.	Western Asset Variable Rate Strategic Fund Inc.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

E-mails to Legg Mason and Affiliate Employees that hold Closed End Funds (Innisfree)

Closed End Fund not yet voted – may vote thru call center:

IMPORTANT: Please Vote Proxy for Your Position in Legg Mason Closed End Funds

As you know, the pending acquisition of Legg Mason by Franklin Templeton triggers a requirement to seek shareholder approval of new investment advisory contracts for each of Legg Mason’s U.S. funds.

It appears you have not yet voted one or more of your Legg Mason closed end fund positions.  Every vote is important.  Please call Innisfree at 1-877-800-5185 and provide the agent with your name to vote your proxy over the phone.

Thank you.

Employee Name

Name of Fund(s) Held

*****************

Closed End Fund don’t know if voted – may NOT vote thru call center:

IMPORTANT: Please Vote Proxy for Your Position in Legg Mason Closed End Funds

As you know, the pending acquisition of Legg Mason by Franklin Templeton triggers a requirement to seek shareholder approval of new investment advisory contracts for each of Legg Mason’s U.S. funds.

If you have not already voted one or more of your Legg Mason closed end fund positions in one of the funds noted below, please locate the proxy materials that were sent to you and follow the instructions to vote.  If you do not have the materials and your positions are held through a broker, please call or email Jonathan Salzberger or Michelle Hall of Innisfree at the below and they may be able to assist you in obtaining voting instructions from your broker.

Jonathan Salzberger

917-238-1820

jsalzberger@innisfreema.com

Michelle Hall

212-750-6786

mhall@innisfreema.com

Every vote is important.

Thank you.

Closed End Funds

Western Asset Global High Income Fund Inc. (EHI)

Western Asset Corporate Loan Fund Inc. (TLI)

Western Asset High Income Opportunity Fund Inc. (HIO)

Western Asset High Income Fund II Inc. (HIX)

BrandywineGLOBAL – Global Income Opportunities Fund (BWG)

Western Asset Variable Rate Strategic Fund Inc. (GFY)